Exhibit 99.1

Tetraphase Announces Pricing of Public Offering of Common Stock

WATERTOWN, Mass., July 27, 2017 – Tetraphase Pharmaceuticals, Inc. (NASDAQ:TTPH), a clinical stage biopharmaceutical company developing novel antibiotics to treat life-threatening multidrug-resistant (MDR) infections, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock for a public offering price of $6.50 per share. The gross proceeds to Tetraphase from this offering are expected to be $65.0 million, before deducting underwriting discounts and commissions and offering expenses payable by Tetraphase. Tetraphase has granted to the underwriters participating in the offering a 30-day option to purchase up to an additional 1,500,000 shares of common stock on the same terms and conditions as the offering. All of the shares of common stock being sold in the offering are to be sold by Tetraphase. The offering is expected to close on or about August 2, 2017, subject to customary closing conditions.

Piper Jaffray, BMO Capital Markets and Stifel are acting as joint bookrunning managers for the offering. SunTrust Robinson Humphrey is acting as lead manager and H.C. Wainwright & Co. is acting as manager for the offering.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on June 16, 2017 and declared effective by the SEC on July 5, 2017. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering has been filed with the SEC and may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, telephone: (800) 747-3924, email: prospectus@pjc.com, by contacting BMO Capital Markets Corp. at 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com or by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email to syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tetraphase Pharmaceuticals, Inc.

Tetraphase is a clinical-stage biopharmaceutical company using its proprietary chemistry technology to create novel antibiotics for serious and life-threatening bacterial infections, including those caused by many of the multidrug-resistant (MDR) bacteria highlighted as urgent public health threats by the CDC. Tetraphase has created more than 3,000 novel tetracycline analogs using its proprietary technology platform. Tetraphase’s pipeline includes three antibiotic clinical candidates: eravacycline, which is in Phase 3 clinical trials, and TP-271 and TP-6076, which are in Phase 1 clinical trials.

Forward-Looking Statements

Statements contained in this press release about Tetraphase that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause Tetraphase’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements Tetraphase makes. Important factors that may cause or contribute to such differences include whether or not Tetraphase will consummate the offering, Tetraphase’s ability to satisfy customary closing conditions related to the proposed offering, and such other factors as are set forth in the risk factors detailed from time to time in Tetraphase’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in Tetraphase’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017 and the preliminary prospectus supplement filed with the SEC on July 27, 2017 under the heading “Risk Factors.” You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent Tetraphase’s views only as of today and should not be relied upon as representing Tetraphase’s views as of any subsequent date. Tetraphase disclaims any obligation to update any forward-looking statements.

Investor Contacts:

Tetraphase Pharmaceuticals

Teri Dahlman

617-600-7040

tdahlman@tphase.com

Argot Partners

Maeve Conneighton

206-899-4940

maeve@argotpartners.com

Media Contact:

Sam Brown Inc.

Mike Beyer

312-961-2502

Mikebeyer@sambrown.com